UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

FORTIFIED HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51936	98-0420577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 Elm Street, New Canaan, Connecticut	06840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 594-1686

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Departure of Principal Officer

On April 22, 2008, Alan D. Hurwitz submitted his resignation from the position of Chief Financial Officer of Fortified Holdings Corp. (the “Company”) effective April 30, 2008.

Item 5.02(c) Appointment of Principal Officer

On April 24, 2008, the Company’s Board of Directors voted to approve the appointment of Kirk Hanson as Chief Financial Officer of the Company and Helen Tallaksen as Principal Accounting Officer.

Kirk Hanson has over seventeen years of executive management and leadership experience, serving in roles such as Chief Operating Officer and Chief Financial Officer in a number of companies primarily in the information technology and government sectors. Since mid-2007, Mr. Hanson has served as Vice President of Operations for Alvarez & Associates, LLC, a service-disabled veteran-owned small business providing IT solutions and consulting services to United States federal government clients.  During part of this period, Mr. Hanson also served on a part-time basis in several capacities for the Company and its predecessor, Z5 Technology, LLC.

From 2006 to 2007, Mr. Hanson served as Chief Financial Officer for Pacific Western Technologies, Ltd., a Colorado based consulting firm offering services in the areas of facility management, information technology and homeland security, among others, to the federal government. From 2001 to 2006, he served as Vice President for SANZ, Inc., (OTCBB: SANZ), a data storage and management solutions company serving clients in federal, state and local governments throughout the United States. From 1999 until its sale to SANZ in 2000, he served as Chief Operating Officer for Value Technology, a data protection solutions company, and from 1997 to 1999 as Chief Financial Officer for Data Management Solutions (prior to and after its acquisition by Cranel, Inc.), a data management and data protection solutions firm.

Mr. Hanson holds a Bachelor of Arts in Political Science from the University of Colorado.

Helen Tallaksen has over nineteen years of private and public accounting experience. Since beginning her career as a CPA with Coopers & Lybrand, Ms. Tallakensen has served as the corporate controller and director of accounting for a number of security and communications focused public companies. Since 2001, Ms. Tallaksen has served as the Controller of Vertrue, Inc. and certain of its subsidiaries (NASDAQ: VTRU) an $800 million internet marketing company. Prior to Vertrue, Inc., Ms. Tallakensen served as the Director of Budget and Planning for Caribiner International, Inc. (NYSE: CWC), a $700 million business communications services company; the Director of Accounting for Holmes Protection Group, Inc. (NASDAQ: HLMS), a $70 million electronic security services company (acquired in 1998 by ADT); and the Manager of Accounting for National Guardian Corporation, a $215 million electronics security services company.

Ms. Tallaksen holds a Bachelor of Sciences of Accounting from the University of Scranton and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2008	FORTIFIED HOLDINGS CORP.

	By:	/s/ Brendan T. Reilly
Name: Brendan T. Reilly
Title: Chief Executive Officer